UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15 (D) OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): June 29, 2006

EMC CORPORATION

(Exact name of registrant as specified in its charter)

Massachusetts	1-9853	No. 04-2680009
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

176 South Street, Hopkinton, MA	01748
(Address of principal executive offices)	(Zip code)

Registrant’s telephone number, including area code: (508) 435-1000

N/A

(Former Name or Former Address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17CFR 240.13e-4(c))

Item 1.01. Material Definitive Agreement.

As of June 29, 2006, EMC Corporation, a Massachusetts corporation (“EMC”), and Entrust Merger Corporation, a Delaware corporation and a wholly-owned subsidiary of EMC (“Merger Sub”), entered into an Agreement and Plan of Merger (the “Merger Agreement”) with RSA Security Inc., a Delaware corporation (“RSA”).

Pursuant to the Merger Agreement, Merger Sub shall be merged with and into RSA with RSA continuing as the surviving corporation and a wholly-owned subsidiary of EMC (the “Merger”). The aggregate purchase price is slightly less than $2.1 billion, net of RSA’s existing cash balance.

The Merger has been unanimously approved by the board of directors of both EMC and RSA. The acquisition is subject to customary closing conditions and regulatory approvals and is expected to be completed late in the third quarter or early in the fourth quarter of 2006.

Item 9.01. Financial Statements and Exhibits.

(d)	Exhibits

99.1	Press Release of EMC Corporation dated June 29, 2006

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

EMC CORPORATION

By: /s/ Paul T. Dacier

        Paul T. Dacier

        Executive Vice President and

        General Counsel

Date: June 29, 2006

EXHIBIT INDEX

Exhibit No.	Description

99.1	Press Release of EMC Corporation dated June 29, 2006